Exhibit 10

Compensation of Named Executive Officers.

Our officers participate in our Executive Officer Cash Profit Sharing Plan, which is designed to reward them with quarterly cash bonuses based on operating profit for their respective profit centers less a return on assets, as established by our Board of Directors.  For this purpose, we generally define operating profit as:

Income from operations (of Simpson Manufacturing Co., Inc. or relevant subsidiary)

Plus:	Stock compensation charges
Certain bonuses and commissions
Salaried pension contributions
Self-insured workers’ compensation costs

Equals:   operating profit

Once we determine the operating profit, we subtract qualifying levels based on a specified return on assets (also as established by our Board of Directors) to determine the pool of profit available to our participating employees.  We generally determine the return on assets as follows:

Average assets, net of specified liabilities, for the 3 months ended on the last day of the month prior to the end of the quarter

Less:	Cash
Real estate
Self-Insured workers’ compensation reserves

Multiplied by:       Specified return percentage for company or subsidiary

Equals:                   Qualifying level

Based on our operating profit for each of the 4 quarters of 2008, our officers may receive a payout after our quarterly earnings are announced to the public.  If the operating profit is lower or higher than the targeted operating profit, the payout will be correspondingly lower or higher, but we generally do not make any payment when the operating profit is less than the qualifying level.

In December 2007, we reported the 2008 operating profit goals, qualifying levels and targeted payouts for each of the Named Executive Officers, as follows:

	Operating	Qualifying	Targeted
	Profit Goal	Level	Payout
Thomas J Fitzmyers	$162,431,000	$94,945,000	$1,097,000
Barclay Simpson	162,431,000	94,945,000	315,000
Phillip Terry Kingsfather	161,774,000	87,751,000	617,000
Michael J. Herbert	162,431,000	94,945,000	494,000
Stephen P. Eberhard	657,000	7,194,000	—

On February 13, 2008, the Compensation Committee revised the qualifying levels and targeted payouts for the Named Executive Officers to adjust for acquisitions, as follows:

	Operating	Qualifying	Targeted
	Profit Goal	Level	Payout
Thomas J Fitzmyers	$162,509,000	$95,586,000	$1,213,000
Barclay Simpson	162,509,000	95,586,000	348,000
Phillip Terry Kingsfather	161,852,000	88,392,000	650,000
Michael J. Herbert	162,509,000	95,586,000	526,000
Stephen P. Eberhard	657,000	7,194,000	—

We use these parameters only to provide incentive to our officers and employees who participate in our Executive Officer Cash Profit Sharing Plan and our Cash Profit Sharing Plan.  You should not draw any inference whatsoever from these parameters about our future financial performance.  You should not take these parameters as projections or guidance of any kind.

Also affected by this change were the operating profit goals related to whether we grant stock options under our 1994 Stock Option Plan to our Named Executive Officers. In December 2007, we reported the 2008 operating profit goals and anticipated stock options grants as follows:

	Operating	Option
	Profit Goal	Grant
Thomas J Fitzmyers	$163,583,000	9,000 shares
Barclay Simpson	163,583,000	1,000 shares
Phillip Terry Kingsfather	162,442,000	28,000 shares
Michael J. Herbert	163,583,000	6,000 shares
Stephen P. Eberhard	1,141,000	16,000 shares

On February 13, 2008, the Compensation Committee revised operating profit goals for the Named Executive Officers for consistency with the cash profit sharing operating profit goals, as follows:

	Operating	Option
	Profit Goal	Grant
Thomas J Fitzmyers	$162,509,000	9,000 shares
Barclay Simpson	162,509,000	1,000 shares
Phillip Terry Kingsfather	161,852,000	28,000 shares
Michael J. Herbert	162,509,000	6,000 shares
Stephen P. Eberhard	657,000	16,000 shares

We use these parameters only to provide incentive to our officers and employees who participate in our 1994 Stock Option Plan.  You should not draw any inference whatsoever from these parameters about our future financial performance.  You should not take these parameters as projections or guidance of any kind.